Exhibit 99.1

Contact: Bruce Labovitz

pressrelease@comstockhomes.com

703.230.1131

COMSTOCK HOMEBUILDING COMPANIES ENTERS INTO AGREEMENT TO

AMEND TERMS OF ITS SENIOR UNSECURED NOTES

Reston, Virginia (January 10, 2007) – Comstock Homebuilding Companies, Inc. (NASDAQ: CHCI) (“Comstock” or the “Company”) today announced that it entered into an agreement with the Noteholder of its $30.0 million senior unsecured notes (the “Noteholder”) whereby the Company has the option until March 10, 2008 to either: (i) retire the $30.0 million senior secured notes in full upon the payment of $15.0 million (“Cash Closing”), or (ii) secure a $15.0 million reduction in the outstanding principal amount of the notes by paying $8.0 million in cash and issuing the Noteholder a warrant for the purchase of one million shares of the Company’s Class A Common Stock with a seven-year term at an exercise price of $0.70 per share (“Financed Closing”). Under the terms of the agreement the Company posted a non-refundable deposit of $250,000 to be applied at closing. The Company is currently evaluating its options with respect to funding of the closing and has until February 28, 2008 to notify the Noteholder as to which option, if any, it will exercise.

In the event the Company elects to proceed with the Financed Closing, the current $30.0 million notes will be replaced by notes with, among other things, a principal balance of $7.0 million, a five year maturity, less restrictive financial covenants (with compliance waived until June 30, 2008) and no prepayment penalties.

About Comstock Homebuilding Companies, Inc.

Established in 1985, Comstock Homebuilding Companies, Inc. is a publicly traded, diversified real estate development firm with a focus on affordably priced for-sale residential products. Comstock builds and markets single-family homes, townhouses, mid-rise condominiums, high-rise condominiums, mixed-use urban communities and active adult communities. The company currently markets its products under the Comstock Homes brand in the Washington, DC; Raleigh, North Carolina; and Atlanta, Georgia metropolitan areas. Comstock Homebuilding Companies, Inc. trades on NASDAQ under the symbol CHCI. For more information on the Company or its projects please visit www.comstockhomebuilding.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions, including statements related to Comstock’s expected future financial results and anticipated growth in the Washington, DC housing market, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, economic, market and competitive conditions affecting Comstock and its operations and products, risks and uncertainties relating to the market for real estate generally and in the areas where Comstock has projects, the availability and price of land suitable for development, materials prices, labor costs, interest rates, Comstock’s ability to service its significant debt obligations, fluctuations in operating results, anticipated growth strategies, continuing relationships with affiliates, environmental factors, government regulations, the impact of adverse weather conditions or natural disasters and acts of war or terrorism. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent form 10-K, as filed with the Securities and Exchange Commission on March 16, 2007. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.